Exhibit 99.02

LIFELOCK, INC.

2012 INCENTIVE COMPENSATION PLAN

1. Purpose	1

2. Definitions	1

3. Administration	5

4. Shares Subject to Plan	6

5. Eligibility; Per-Person Award Limitations	7

6. Specific Terms of Awards	7

7. Certain Provisions Applicable to Awards	12

8. Code Section 162(m) Provisions	14

9. Change in Control	16

10. General Provisions	17

LIFELOCK, INC.

2012 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this LifeLock, Inc. 2012 Incentive Compensation Plan (the “Plan”) is to assist LifeLock, Inc., a Delaware corporation (the “Company”), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust, or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) an act or acts of personal dishonesty, fraud, or embezzlement by the Participant, (ii) violation by the Participant of the Participant’s obligations under the Award Agreement, any proprietary rights and restrictive covenant agreement with the Company or a Related Entity, or any employment, consulting, or other similar agreement with the Company or a Related Entity, if any, which are demonstrably willful and deliberate on the Participant’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, (iii) any willful or deliberate refusal to follow the requests or instructions of the Company’s Chief Executive Officer or of the Board, or (iv) the conviction of the Participant for any criminal act which is a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined in Section 9 hereof.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant, or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant, or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant, or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means the person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers (other than the chief financial officer) of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code. No person shall be considered a Covered Employee during the applicable reliance period under Treasury Regulation 1.162-27(f).

(m) “Director” means a non-Employee member of the Board or the board of directors of any Related Entity.

(n) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(o) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(p) “Effective Date” means the day immediately prior to the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(q) “Eligible Person” means each officer, Director, Employee, Consultant, and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(r) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t) “Fair Market Value” means the fair market value of Shares, Awards, or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(u) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v) “Independent,” when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Listing Market.

(w) “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, the New York Stock Exchange.

(x) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(y) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(z) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(cc) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(dd) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ee) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ff) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg) “Prior Plan” means the LifeLock, Inc. Amended and Restated 2006 Incentive Compensation Plan, as amended.

(hh) “Related Entity” means any Parent or Subsidiary.

(ii) “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(jj) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(kk) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.

(ll) “Restricted Stock Unit Award” means an Award of Restricted Stock Units granted to a Participant under Section 6(e) hereof.

(mm) “Restriction Period” shall have the meaning ascribed to such term in Section 6(d) hereof.

(nn) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(oo) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(pp) “Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ss) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3. Administration.

(a) Administration of the Plan. The Plan shall be administered by the Committee. Any action of the Committee shall be final, conclusive, and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The Committee may issue rules and regulations for administration of the Plan.

(b) Composition of Committee. To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) Independent; (ii) a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside director pursuant to Section 162(m) of the Code. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Authority of the Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(d) Dodd-Frank Clawback. The Committee shall have full authority to implement any policies and procedures that it determines to be necessary or appropriate to comply with Section 10D of the Exchange Act and any rules promulgated thereunder, including without limitation, including in any Award Agreement, or amending any outstanding Award Agreement to include, language for the clawback (recapture) by the Company of any benefits under the Award Agreement that the Committee deems necessary or appropriate to comply with that statutory provision and those rules.

(e) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants, or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be equal to the sum of (i) 4,200,000, plus (ii) any Shares that, as of the Effective Date, have been reserved but not issued pursuant to any awards under the Prior Plan, plus (iii) any Shares subject to stock options or similar awards granted under the Prior Plan that, after the Effective Date, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Prior Plan that, after the Effective Date, are forfeited to or repurchased by the Company, plus (iv) an automatic increase on the first day of each of the Company’s fiscal years beginning in 2013 and ending in 2022 equal to the lesser of (A) 8,000,000 Shares, (B) 4.5% of all Shares outstanding on the last day of the immediately preceding fiscal year, or (C) a lesser amount determined by the Board. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award are forfeited, expire, or otherwise terminate without issuance of such Shares, or any Award that could have been settled with Shares is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement, or non-issuance, again be available for Awards under the Plan.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be issued under the Plan as a result of the exercise of the Incentive Stock Options shall be 1,000,000 shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the Effective Date.

(d) No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Effective Date.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (a) Options or Stock Appreciation Rights with respect to more than 1,600,000 Shares or (b) Restricted Stock, Restricted Stock Units, Performance Shares, and/or Other Stock-Based Awards with respect to more than 1,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $2,500,000 with respect to any 12-month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $2,500,000 multiplied by the number of full 12 months periods that are in the Performance Period.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of

Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee; provided, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including, in the discretion of the Committee, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including, without limitation, the withholding of Shares otherwise deliverable pursuant to the Award), other Awards, or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred, or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements; provided, that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be longer than 5 years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, in each case in a manner that does not violate the requirements of Section 409A of the Code.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including, without limitation, loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or, in the case of an Incentive Stock Option, such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Listing Market. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may be made only upon (1) the Participant’s “separation from service”, (2) the date the Participant becomes “disabled”, (3) the Participant’s death, (4) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (5) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (6) the occurrence of an “unforeseeble emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest, or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8. Code Section 162(m) Provisions.

(a) Covered Employees. Unless otherwise determined by the Committee, the provisions of this Section 8 shall be applicable to any Award granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b) Performance Criteria. If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares, or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) net new members of the Company; (17) member retention and satisfaction; (18) strategic plan development and implementation, including turnaround plans; and/or (19) and/or the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, on account of (i) restructurings, discontinued operations, extraordinary items, (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, or (ii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no longer than 5 years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9. Change in Control. The Committee may, in its discretion, provide for vesting acceleration in connection with a Change in Control in any individual Award Agreement. Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean:

(a) The acquisition by any Person (within the meaning of Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and including a “group” as defined in Section 13(d) thereof) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (i) the value of the then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9, the following acquisitions shall not constitute or result in a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (E) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) below; or

(b) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of (i) a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving (A) the Company or (B) any of its Subsidiaries, but in the case of this clause (B) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (i) being hereinafter referred to as a “Business Reorganization”), or (ii) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale, and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information, and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than (i) by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, or (ii) to a “family member” (as defined in Rule 701(c)(3) under the Securities Act) through gifts or domestic relations orders if permitted by the Committee. Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, or if such Award or right is transferred in accordance with this Section 10(b), by the transferee of such Award or right in accordance with the terms of such Award. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee. Incentive Stock Options (and Stock Appreciation Rights in tandem therewith) shall be transferable only to the extent provided in Section 10(b)(i).

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price, or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Corporate Transactions. In the event of any merger, consolidation, or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award immediately prior to applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash, or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity, or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity, or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided, that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided, that, except as otherwise provided in this Plan or in any Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s business, financial condition, results of operation, or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers, or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives, or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards, or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to and conditioned upon, approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event the stockholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

LIFELOCK, INC.

NON-QUALIFIED STOCK OPTION

AGREEMENT FOR

[•]

1. Grant of Option. LifeLock, Inc., a Delaware corporation (the “Company”), hereby grants, as of [•] (“Date of Grant”), to [•] (the “Optionee”) an option (the “Option”) to purchase [•] shares of the Company’s common stock, $0.001 par value per share (the “Shares”), at an exercise price per share equal to $[•] (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement (the “Agreement”) and the Company’s 2012 Incentive Compensation Plan (as amended from time to time, the “Plan”), which is incorporated herein for all purposes. Additionally, this Agreement is subject to any Integrated Agreement, which is incorporated herein for all purposes. For purposes of this Agreement, “Integrated Agreement” means any written agreement entered into between the Company and the Optionee, or any written Company plan or program in which the Optionee becomes a participant, in each case entered into prior to or after the date hereof that provides for more beneficial vesting and/or exercise terms with respect to the Option. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions herein and therein and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

3. Exercise Schedule. Except as otherwise provided in Section 6 or Section 9 of this Agreement, or in the Plan, the Option shall vest and become exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has vested and become exercisable with respect to a percentage of Shares as provided below, the Optionee may thereafter exercise the Option, in whole or in part, for the exercisable portions at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date
[__]%	[__]
[__]%	[__]

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting of this Option in the periods prior to each Vesting Date. All vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service, any unvested portion of this Option shall terminate and be null and void.

The Optionee’s Continuous Service will be considered terminated as of the date that the Optionee no longer is actively providing services to the Company or any Related Entity (as applicable), regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or providing services, or the terms of the Optionee’s employment or service agreement, if any; and unless otherwise expressly provided in this Agreement or determined by the Committee, the Optionee’s right to vest in this Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period. The Committee shall have the exclusive discretion to determine when the Optionee no longer is actively providing services for purposes of this Option (including whether the Optionee still may be considered to be providing services while on a leave of absence).

4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 and Section 9. To exercise an Option, the Optionee will provide written notice to the Secretary of the Company, in any form as the Company may require from time to time. The notice shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised, and the Company, pursuant to the Plan provisions, may require other representations and agreements as to the holder’s investment intent or as may be required by the Company pursuant to the provisions of the Plan and this Agreement. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares to be exercised under this Option. The Option shall be deemed to be exercised after both (a) the Company has received such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to satisfy Tax Obligations (as defined below). No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash, (b) check, (c) to the extent permitted by the Committee, either with Shares owned by the Optionee (provided that accepting such Shares, in the sole discretion of the Committee, will not result in any adverse accounting consequences to the Company), or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option, (d) to the extent permitted by the Committee, pursuant to a “cashless exercise” procedure adopted by the Company in connection with the Plan, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares sufficient to pay the Exercise Price and any applicable Tax Obligations, or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6. Termination of Option. Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(a) unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service is terminated other than (i) by the Company or a Related Entity for “Cause” (as defined in the Plan, except if any Integrated Agreement applies to this Agreement, then as defined in the Integrated Agreement), (ii) by reason of a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee or, if an Integrated Agreement applies to this Agreement, then in accordance with the Integrated Agreement, or (iii) by reason of the death of the Optionee;

(b) immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause (as defined in the Plan, except if any Integrated Agreement applies to this Agreement, then as defined in the Integrated Agreement);

(c) 12 months after the date of termination of the Optionee’s Continuous Service due to a Disability as determined by a medical doctor satisfactory to the Committee or, if an Integrated Agreement applies to this Agreement, then in accordance with the Integrated Agreement;

(d) 12 months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee; or

(e) the tenth anniversary of the Date of Grant.

7. Transferability. The Option granted hereby may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Optionee to any party, or assigned or transferred by the Optionee, other than transferred by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. Upon any attempt to transfer, assign, negotiate, pledge, or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment, or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

8. Option Shares.

(a) No Rights of Stockholders. Neither the Optionee nor any person claiming under or through the Optionee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Optionee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Optionee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

(b) Adjustment to Option Shares. If at any time while this Agreement is in effect and before any Shares have been issued pursuant to any portion of this Option, there shall be any dividend or other distribution (whether in the form of stock, cash, other securities, or other property), stock split, reverse stock split, reorganization, reclassification, recapitalization, combination, repurchase, or exchange of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, split-up, spin-off or other corporate transaction or event, then and in that event, the Committee shall make adjustments it deems fair and appropriate, in view of such change, in the number and kind of Shares subject to this Option and the Exercise Price, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Option.

9. Acceleration of Vesting and Exercisability of Option.

(a) Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Optionee and of the Company, to accelerate the vesting and exercisability of any portion of the Option under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable.

(b) Notwithstanding anything to the contrary in this Agreement, and subject to the terms of any Integrated Agreement, including any defined terms included therein, in the event that (a) there is a Change in Control that occurs prior to the date on which the Option becomes fully vested, and (b) during the period beginning two months prior to such Change in Control and ending 12 months following such Change in Control the Company terminates the Optionee’s employment without Cause (an “Involuntary Termination”), the Option shall accelerate so that 25% of the number of Shares subject to the Option not already vested as of the date of such Involuntary Termination shall become vested and immediately exercisable as of the later of the effective date of the Change in Control or the date of the Involuntary Termination. For purposes of this Section 9(b) and for the avoidance of doubt, to the extent that the terms “Change in Control” and “Cause” are defined in the Integrated Agreement, such terms will have the meaning as defined in the Integrated Agreement. Further, for the avoidance of doubt, if the Optionee becomes entitled to both (x) the vesting acceleration pursuant to this Section 9(b) and (y) the vesting acceleration in connection with an involuntary termination of the Optionee’s employment pursuant to any Integrated Agreement, then the vesting acceleration under the foregoing clauses (x) and (y) shall not be additive but instead, the Optionee will be entitled to receive, with respect to this Option, the greater of the vesting acceleration under this Section 9(b), or the vesting acceleration available under the Integrated Agreement that provides the greatest vesting acceleration in connection with such involuntary termination).

10. Restrictions on Sale of Securities. Any sale of the Shares issued under this Agreement will be subject to any market blackout-period that may be reasonably imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable laws.

11. Tax Matters.

(a) Responsibility for Taxes. For purposes of this Agreement, “Tax Obligations” means tax, social insurance and social security liability obligations and requirements in connection with this Option, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including the Optionee’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company (or Related Entity, as applicable), (ii) the Optionee’s and, to the extent required by the Company (or Related Entity, as applicable), the Company’s (or Related Entity’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of this Option or sale of Shares issued under this Option, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Optionee has, or has agreed to bear, with respect to this Option (or exercise thereof or issuance of Shares or other consideration thereunder). The Optionee acknowledges and agrees that:

(i) the Optionee is ultimately responsible for all Tax Obligations and the Optionee’s liability for Tax Obligations may exceed the amount withheld by the Company and/or the Related Entity employing or retaining the Optionee (the “Employer”), if any;

(ii) the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the issuance of or subsequent sale of Shares exercised under this Option and the receipt of any dividends;

(iii) the Company and/or the Employer do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate the Optionee’s liability for Tax Obligations or achieve any particular tax result;

(iv) the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction if the Optionee is subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable; and

(v) the Company may refuse to honor this Option exercise and refuse to deliver any Shares pursuant to such exercise if the Optionee fails to make satisfactory arrangements for the payment of any Tax Obligations hereunder at the time of exercise.

(b) Tax Withholdings. Prior to the exercise of this Option (or such earlier time as any Tax Obligations may arise), the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment obligations of Tax Obligations of the Company and/or the Employer. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy all such Tax Obligations by one or more of the following methods:

(i) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer;

(ii) withholding from proceeds of the sale of Shares acquired upon exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization) without further consent from Optionee;

(iii) withholding otherwise deliverable Shares with a Fair Market Value equal to the Tax Obligations that the Company and/or the Employer is required to withhold; and/or

(iv) by surrender of other shares of Company common stock with a Fair Market Value equal to the amount of any Tax Obligations.

If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, the Optionee is deemed to have been issued the full number of Shares subject to the portion of this Option that was exercised, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s exercise of this Option or the acquisition or sale of Shares under this Option. The Optionee should consult with his or her own personal tax, legal, accounting and financial advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement and all other aspects of the Optionee’s participation in the Plan before taking any action related to the Plan. In no event will the Company pay or reimburse the Optionee for any taxes or other costs imposed in connection with this Option.

12. Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by a duly authorized officer of the Company, provided that any modification that is adverse to the Optionee will not be effective unless the Optionee consents in writing to the modification. No promises, assurances, commitments, agreements, undertakings, or representations, whether oral, written, electronic, or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal, procedural or administrative reasons, and to require the Optionee to execute any additional agreements or undertakings that may be necessary to accomplish the foregoing; provided, for the avoidance of doubt, that such additional agreements or undertakings shall not impose an extension of the period of Continuous Service required to vest in this Award, increase post-service obligations of the Optionee, or other similar changes to this Award. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of the Optionee under this Agreement may only be assigned with the prior written consent of the Company.

13. Complete Agreement. This Agreement and the Plan (together with any Integrated Agreement, and other agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior promises, assurances, commitments, agreements, undertakings, or representations, whether oral, written, electronic, or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way. The Optionee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

14. No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE SERVICE-BASED VESTING CONDITION OF THE RSAS WILL BE SATISFIED ONLY THROUGH CONTINUOUS SERVICE AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RSAS OR ACQUIRING SHARES HEREUNDER. THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING CRITERIA SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUOUS SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH ANY RIGHT OF THE OPTIONEE OR OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE THE OPTIONEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

15. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Optionee expressly warrants that he or she has received an Option Award under the Plan, and that he or she has received, read and understood a description of the Plan. The Optionee understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan. The Optionee agrees to be bound by such modification, amendment, suspension or termination regardless of whether notice is given to the Optionee of such event.

16. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17. Additional Conditions to Issuance of Certificates for Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any federal, state, local or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Optionee (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares under this Option will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares no longer will cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. federal, state, local or non-U.S. law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

18. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements, or arrangements, and any such plans, agreements, and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

19. No Trust or Fund Created. Neither this Agreement nor the grant or exercise of this Option hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Optionee or any other person. To the extent that the Optionee or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

20. Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or under any applicable law, rule, or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of this Option hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the Award hereunder shall remain in full force and effect).

21. Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Delaware (without reference to conflict of laws rules or principles thereof).

22. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions, and provisions of the Plan and the Integrated Agreement, including, without limitation, the amendment provisions thereof, and to such rules, regulations, and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan, the Integrated Agreement and this Agreement. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any portion of the Option has vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

23. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to this Option awarded under the Plan or future Options or other awards that may be granted under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24. Headings. Section, paragraph, and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

25. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 60 E. Rio Salado Parkway, Suite 400, Tempe, Arizona 85281, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section. The Optionee further agrees to notify the Company upon any change in the Optionee’s address as shown on the Company’s records.

26. Section 409A.

(a) The Option awarded pursuant to this Agreement is intended to be exempt from Section 409A of the Code. For purposes of this Agreement, “Section 409A” means Section 409A of the Code and any Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed, or substituted for, converted or otherwise modified without the Optionee’s prior written consent if and to the extent that the Company believes or reasonably should believe that such amendment, adjustment, assumption, or substitution, conversion, or modification would cause the award to violate the requirements of Section 409A. In the event that either the Company or the Optionee believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, then the Committee may (acting alone and without any required consent of the Optionee) amend this Agreement in such manner as the Committee deems necessary or appropriate to be exempt from or otherwise comply with the requirements of Section 409A (including without limitation, amending the Agreement to increase the Exercise Price to such amount as may be required in order for the Option to be exempt from Section 409A).

(b) Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of a share subject to such option on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by the person to whom the Discount Option was granted prior to the exercise of the option, (ii) an additional 20% U.S. federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the person to whom the Discount Option was granted. The Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the fair market value of a Share on the Date of Grant or that this Option is not a Discount Option in a later examination. The Company does not make any representation to the Optionee that the Option awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to reimburse, indemnify or hold harmless the Optionee or any Beneficiary for any tax, additional tax, interest or penalties that the Optionee or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

27. Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he, she or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

28. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement effective as of the date first written above.

COMPANY:

LIFELOCK, INC.

By:
Name:
Title:

The Optionee acknowledges receipt of a copy of the Plan and represents that the Optionee has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Agreement. The Optionee further represents that the Optionee has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

OPTIONEE:

[•]

LIFELOCK, INC.

RESTRICTED STOCK UNIT

AGREEMENT FOR

[•]

1. Award of Restricted Stock Units. LifeLock, Inc., a Delaware corporation (the “Company”) hereby grants, as of [•] (the “Date of Grant”), an Award of [•] Restricted Stock Units (the “Restricted Stock Units”) to [•] (the “Recipient”). The Restricted Stock Units shall be subject to the terms, provisions, and restrictions set forth in this Restricted Stock Unit Agreement (the “Agreement”) and the Company’s 2012 Incentive Compensation Plan (as amended from time to time, the “Plan”), which is incorporated herein for all purposes. Additionally, this Agreement is subject to any Integrated Agreement, which is incorporated herein for all purposes. For purposes of this Agreement, “Integrated Agreement” means any written agreement entered into between the Company and the Recipient, or any written Company plan or program in which the Recipient becomes a participant, in each case entered into prior to or after the date hereof that provides for more beneficial vesting and/or exercise terms with respect to the Restricted Stock Units subject to this Agreement. As a condition to entering into this Agreement, and to the issuance of any shares of the Company’s common stock, par value $0.001 per share (“Shares”) (or any other securities of the Company pursuant thereto), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan and all applicable laws and regulations. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2. Vesting of Restricted Stock Units.

(a)General Vesting. Except as otherwise provided in Section 2(b) and Section 3, the Restricted Stock Units shall become vested in the following amounts, at the following times, and upon the following conditions, provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date:

Percentage of Restricted Stock Units	Vesting Date
[__]%	[__]
[__]%	[__]

There shall be no proportionate or partial vesting of Restricted Stock Units in the periods prior to each Vesting Date, and except as otherwise provided in Section 2(b) and Section 2(c) hereof, all vesting of Restricted Stock Units shall occur only on the applicable Vesting Date.

(b) Acceleration of Vesting of Restricted Stock Units. Notwithstanding anything to the contrary in this Agreement, and subject to the terms of any Integrated Agreement, including any defined terms included therein, in the event that (i) there is a Change in Control that occurs prior to the date on which the Restricted Stock Units become fully vested, and (ii) during the period beginning two months prior to such Change in Control and ending 12 months following such Change in Control, the Company terminates the Recipient’s employment without Cause (an “Involuntary Termination”), 25% of the Restricted Stock Units not already vested as of the date of such termination shall be fully vested as of the later of the effective date of the Change in Control or the date of the Involuntary Termination. For purposes of this Section 2(b) and for the avoidance of doubt, to the extent that the terms “Change in Control” and “Cause” are defined in the Integrated Agreement, such terms will have the meaning as defined in the Integrated Agreement. Further, for the avoidance of doubt, if the Recipient becomes entitled to both (x) the vesting acceleration pursuant to this Section 2(b) and (y) the vesting acceleration in connection with an involuntary termination of Recipient’s employment pursuant to any Integrated Agreement, then the vesting acceleration under the foregoing clauses (x) and (y) shall not be additive but instead, the Recipient will be entitled to receive, with respect to this Award, the greater of the vesting acceleration under this Section 2(b), or the vesting acceleration available under the Integrated Agreement that provides the greatest vesting acceleration in connection with such involuntary termination.

3. Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Agreement but subject to Section 12(m) (including compliance with subsection (iii) thereof), the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable.

Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of all or a portion of any unvested Restricted Stock Units is accelerated in connection with the termination of Recipient’s Continuous Service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if both (a) the Recipient is a “specified employee” within the meaning of Section 409A at the time of such termination of Continuous Service, and (b) the payment of such accelerated Restricted Stock Units would result in the imposition of additional tax under Section 409A if paid to the Recipient within the six-month period following the termination of the Recipient’s Continuous Service, then the payment of such accelerated Restricted Stock Units will not be made until the date that is six months and one day following the date of the termination of the Recipient’s Continuous Service, unless the Recipient dies following the termination of his or her Continuous Service, in which case, the Restricted Stock Units will be paid in Shares to the Recipient’s estate as soon as practicable following his or her death. It is the intent of this Agreement to be exempt from or comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply. However, in no event will the Company or any Related Entity reimburse the Recipient for any taxes that may be imposed or other costs incurred as a result of Section 409A. Each payment under this Agreement is intended to constitute a separate payment for purposes of Section 409A.

For purposes of this Agreement, “Section 409A” means Section 409A of the Code and any Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

4. Forfeiture of Non-Vested Units. If the Recipient’s Continuous Service is terminated for any reason, other than because of an Involuntary Termination, any Restricted Stock Units that are not vested, and that do not become vested pursuant to Section 2 or Section 3 hereof because of such termination shall be forfeited immediately upon such termination of Continuous Service and automatically transferred to and reacquired by the Company at no cost to the Company and without any payment to the Recipient. If the Recipient’s Continuous Service is terminated on account of an Involuntary Termination, any unvested Restricted Stock Units that do not become vested pursuant to Section 2(b) or Section 3 hereof as a result of such Involuntary Termination shall be forfeited immediately on the date of such Involuntary Termination and automatically transferred to and reacquired by the Company at no cost to the Company and without any payment to the Recipient, except for any unvested Restricted Stock Units that become vested pursuant to Section 2(b) or Section 3 hereof as a result of a Change in Control occurring on or before the end of the two-month period immediately following the date of such Involuntary Termination. For the avoidance of doubt, any unvested Restricted Stock Units that otherwise may become eligible to vest in the event a Change in Control occurs on or before the end of the two-month period immediately following the date of such Involuntary Termination will remain outstanding during the two-month period, provided that if a Change in Control does not occur during such period, the unvested Restricted Stock Units will be forfeited immediately upon the date two months after the date of the Involuntary Termination and automatically transferred to and reacquired by the Company at no cost to the Company and without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of the unvested Restricted Stock Units pursuant to this Section 4. The Recipient will not be entitled to a refund of the price paid for the Restricted Stock Units, if any, that are returned to the Company pursuant to this Section 4. The Recipient’s Continuous Service will be considered terminated as of the date that the Recipient no longer is actively providing services to the Company or any Related Entity (as applicable), regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Recipient is employed or providing services, or the terms of the Recipient’s employment or service agreement, if any; and unless otherwise expressly provided in this Agreement or determined by the Committee, the Recipient’s right to vest in this Award of Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period. The Committee shall have the exclusive discretion to determine when the Recipient no longer is actively providing services for purposes of this Award of Restricted Stock Units (including whether the Recipient still may be considered to be providing services while on a leave of absence).

5. Payment for Vested Restricted Stock Units.

(a) Delivery of Shares. The Company shall deliver to the Recipient one Share for each vested Restricted Stock Unit awarded hereunder within 30 days following the date on which the portion of the Restricted Stock Units to which the distribution relates vests (but in no event later than March 15 of the calendar year following the date on which the Restricted Stock Units to which the distribution relates vests), subject to Section 3 and subject to the Recipient satisfying any applicable tax withholdings described in Section 8. In no event will the Recipient be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Agreement.

6. Rights with Respect to Restricted Stock Units.

(a) No Rights as Stockholder Until Delivery. Except as otherwise provided in this Section 6, the Recipient shall not have any rights, benefits, or entitlements with respect to the Shares corresponding to the Restricted Stock Units unless and until those Shares are delivered to the Recipient (and thus shall have no voting rights, or rights to receive any dividend declared, before those Shares are so delivered). On or after delivery, the Recipient shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the certificate of incorporation and other governing instruments of the Company, or as otherwise available at law.

(b) Adjustments to Shares. If at any time while this Agreement is in effect and before any Shares have been delivered with respect to any Restricted Stock Units, there shall be any dividend or other distribution (whether in the form of stock, cash, other securities, or other property), stock split, reverse stock split, reorganization, reclassification, recapitalization, combination, repurchase, or exchange of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, split-up, spin-off or other corporate transaction or event, then and in that event, the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number and kind of Shares subject to the Restricted Stock Units then subject to this Agreement, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Award. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c) No Restriction on Certain Transactions. Notwithstanding any term of provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock Units awarded hereunder, shall not affect in any manner the right, power, or authority of the Company or any Related Entity to make, authorize, or consummate: (i) any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s or any Related Entity’s capital structure or its business; (ii) any merger, consolidation, or similar transaction by or of the Company or any Related Entity; (iii) any offer, issue, or sale by the Company or any Related Entity of any capital stock of the Company or any Related Entity, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the Restricted Stock Units and/or that would include, have, or possess other rights, benefits, and/or preferences superior to those that such Shares include, have, or possess, or any warrants, options, or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer, or assignment of all or any part of the stock, assets, or business of the Company or any Related Entity; or (vi) any other corporate transaction, act, or proceeding (whether of a similar character or otherwise).

7. Transferability. The Restricted Stock Units are not transferable unless and until the Shares have been delivered to the Recipient in settlement of the Restricted Stock Units in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Recipient. Upon any attempt to effect a Transfer of any Restricted Stock Units prior to the date on which the Shares have been delivered to the Recipient in settlement of the Restricted Stock Units, or any right or privilege conferred hereby, this Award of Restricted Stock Units and the rights and privileges conferred hereby immediately will become null and void. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, attachment, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

8. Restrictions on Sale of Securities. Any sale of the Shares issued under this Agreement will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable laws.

9. Tax Matters.

(a) Withholding. As a condition to the Company’s obligations with respect to the Restricted Stock Units (including, without limitation, any obligation to deliver any Shares) hereunder, the Recipient shall pay or make adequate arrangements satisfactory to the Company to pay to the Company any Tax Obligations. For purposes of this Agreement, “Tax Obligations” means tax, social insurance and social security liability obligations and requirements in connection with this Award, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including the Recipient’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company (or Related Entity, as applicable), (ii) the Recipient’s and, to the extent required by the Company (or Related Entity, as applicable), the Company’s (or Related Entity’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of this Award or sale of Shares issued under this Award, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Recipient has, or has agreed to bear, with respect to this Award (or exercise thereof or issuance of Shares or other consideration thereunder). If the Recipient shall fail to satisfy the Tax Obligations, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any shares that otherwise would be delivered to Recipient under this Agreement) otherwise due to the Recipient any Tax Obligations. The Recipient acknowledges and agrees that:

(i) the Recipient is ultimately responsible for all Tax Obligations and the Recipient’s liability for Tax Obligations may exceed the amount withheld by the Company and/or the Related Entity employing or retaining the Recipient (the “Employer”), if any;

(ii) the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of this Award of Restricted Stock Units, including, but not limited to, the grant or vesting of these Restricted Stock Units, the subsequent sale of Shares issued under this Award and the receipt of any dividends;

(iii) the Company and/or the Employer do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award of Restricted Stock Units to reduce or eliminate the Recipient’s liability for Tax Obligations or achieve any particular tax result;

(iv) the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction if the Recipient is subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable; and

(v) if the Recipient fails to make arrangements satisfactory to the Company for the payment of any Tax Obligations at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Section 2 or Section 3 or at any other time any Tax Obligations related to the Restricted Stock Units otherwise are due, the Recipient will permanently forfeit such Restricted Stock Units, and such Restricted Stock Units will be returned to the Company at no cost to the Company.

(b) Satisfaction of Withholding Requirements. When Shares are issued as payment for vested Restricted Stock Units, the Company will withhold a portion of the Shares that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable Tax Obligations required to be withheld by the Company with respect to the Shares, unless the Company, in its sole discretion, requires the Recipient to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. No fractional Shares will be withheld or issued pursuant to the grant of Restricted Stock Units and the issuance of Shares hereunder. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Recipient, unless and until all income, employment and other taxes which the Company determines must be withheld with respect to such Shares have been withheld. The Recipient will permanently forfeit the Restricted Stock Units if Recipient fails to comply with his or her obligations in connection with the payment of required Tax Obligations described in this Section 9. If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, the Recipient is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations.

(c) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Recipient’s participation in the Plan, or the Recipient’s acquisition or sale of Shares pursuant to this Award of Restricted Stock Units. The Recipient should consult with his or her own personal tax, legal, accounting and financial advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement and all other aspects of the Recipient’s participation in the Plan before taking any action related to the Plan. In no event will the Company pay or reimburse the Recipient for any taxes or other costs imposed in connection with the Restricted Stock Units.

10. Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by a duly authorized officer of the Company, provided that any modification that is adverse to the Recipient will not be effective unless the Recipient consents in writing to the modification. No promises, assurances, commitments, agreements, undertakings, or representations, whether oral, written, electronic, or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. The Company reserves the right to impose other requirements on the Recipient’s participation in the Plan, on this Award of Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal, procedural or administrative reasons, and to require the Recipient to execute any additional agreements or undertakings that may be necessary to accomplish the foregoing; provided, for the avoidance of doubt, that such additional agreements or undertakings shall not impose an extension of the period of Continuous Service required to vest in this Award, increase post-service obligations of the Recipient, or other similar changes to this Award. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Recipient and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of the Recipient under this Agreement may only be assigned with the prior written consent of the Company.

11. Complete Agreement. This Agreement and the Plan (together with any Integrated Agreement, and other agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior promises, assurances, commitments, agreements, undertakings, or representations, whether oral, written, electronic, or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way. The Recipient expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

12. Miscellaneous.

(a) No Guarantee of Continued Service. THE RECIPIENT ACKNOWLEDGES AND AGREES THAT THE SERVICE-BASED VESTING CONDITION OF THE RESTRICTED STOCK UNITS WILL BE SATISFIED ONLY THROUGH CONTINUOUS SERVICE AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. THE RECIPIENT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING CRITERIA SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUOUS SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH ANY RIGHT OF THE RECIPIENT OR OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE THE RECIPIENT’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

(b) Amendment, Suspension or Termination of the Plan. By accepting this Award, the Recipient expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and that he or she has received, read and understood a description of the Plan. The Recipient understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan. The Recipient agrees to be bound by such modification, amendment, suspension or termination regardless of whether notice is given to the Recipient of such event.

(c) Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

(d) Additional Conditions to Issuance of Certificates for Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any federal, state, local or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Recipient (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. federal, state, local or non-U.S. law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

(e) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements, or arrangements, and any such plans, agreements, and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(f) Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or under any applicable law, rule, or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the Award hereunder shall remain in full force and effect).

(g) No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock Units hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Delaware (without reference to the conflict of laws rules or principles thereof).

(i) Interpretation. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Recipient, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

(j) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units or other awards that may be granted under the Plan by electronic means or request the Recipient’s consent to participate in the Plan by electronic means. The Recipient hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(k) Headings. Section, paragraph, and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(l) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 60 E. Rio Salado Parkway, Suite 400, Tempe, Arizona 85281, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section. The Recipient further agrees to notify the Company upon any change in the Recipient’s address as shown on the Company’s records.

(m) Compliance with Section 409A.

(i) General. It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement are exempt from the requirements of Section 409A, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Recipient or the Company believes, at any time, that any such benefit or right is not exempt from Section 409A, it shall promptly advise the other and the parties shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with, or are exempt from, the requirements of Section 409A (with the most limited possible economic effect on the Recipient and on the Company).

(ii) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the Restricted Stock Units awarded pursuant to this Agreement or the shares associated with such Units are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

(iii) No Acceleration of Payments. Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

(iv) Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Recipient is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(n) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he, she or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(o) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement effective as of the date first written above.

COMPANY:

LIFELOCK, INC.

By:
Name:
Title:

The Recipient acknowledges receipt of a copy of the Plan and represents that the Recipient has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Award subject to all of the terms and provisions of the Plan and this Agreement. The Recipient further represents that the Recipient has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

RECIPIENT:

[•]